Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Amendment No. 2 to this Registration Statement on Form S-3 of our report dated March 17, 2005, relating to the consolidated financial statements of Integris Metals, Inc. and Subsidiary, which appears in the Current Report on Form 8-K of Ryerson Tull, Inc. dated April 1, 2005. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 25, 2005